Exhibit 99.1

NEWS RELEASE

Contact: Alliance Data Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com	Gordmans Joan Lukas (402) 895-2552 jlukas@lukaspartners.com

ALLIANCE DATA SIGNS MULTI-YEAR RENEWAL AGREEMENT
WITH GORDMANS DEPARTMENT STORES

Alliance Data to Continue Providing Private Label Credit Card Program To Growing, National Retailer; Focus On Leveraging New Technology to Drive Growth

DALLAS, July 10, 2012 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Retail Services business has signed a multi-year renewal agreement to continue providing the private label credit card program for Gordmans Stores, Inc. (NASDAQ: GMAN; www.gordmans.com). The growing, value-priced department store retailer currently operates 78 stores in 46 markets across 18 states, with plans to open five more locations this year. Based in Omaha, Neb., Gordmans stores carry a wide selection of name-brand apparel, accessories, footwear, gifts, fragrances, and jewelry for all ages, as well as home fashions, at savings of up to 60 percent off department and specialty store regular prices every day in fun, easy-to-shop stores. Gordmans posted annual revenues of $551.5 million in 2011.

“Gordmans was founded as a family-owned business—and with those roots come an obsession with providing family-oriented service and a rewarding guest experience. Our credit program, in partnership with Alliance Data, has always been fully aligned with this business philosophy,” said Jeff Gordman, president and chief executive officer of Gordmans, Inc. “We’re excited to renew our relationship with Alliance Data to continue increasing guest affinity for our brand through the card, and to further our mission of delighting our guests with big savings, big selection and fun, friendly associates.”

Additionally, Gordmans and Alliance Data have begun a full rollout of Alliance Data’s in-store, tablet-based mobile technology to drive account acquisition efforts following a successful pilot earlier in 2012.

“We look forward to renewing our nearly decade-long partnership with Gordmans to bring even greater value to its cardholders,” said Melisa Miller, president of Alliance Data Retail Services. “We’re prepared to continue growing the Gordmans credit card program—helping to drive sales, company growth and customer loyalty through the tailored promotions and robust multichannel marketing campaigns we deliver with our credit programs.”

Know More. Sell More.® is Alliance Data’s commitment to help its clients better understand its customers to drive sales. Leveraging deep-rooted retail expertise, card usage data, advanced analytics and market research, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to increase sales, brand affinity, and customer engagement and loyalty for its clients. Alliance Data Retail Services clients include many of North America’s best-known retail brands.

About Gordmans
Gordmans (NASDAQ: GMAN) features a large selection of the latest name brands, fashions and styles at up to 60 percent off department and specialty store prices every day. The wide range of merchandise includes apparel for all ages, accessories, footwear, home décor, gifts, designer fragrances, fashion jewelry, bedding and bath, accent furniture and toys. Founded in 1915, Gordmans operates 78 stores in 46 markets in 18 states. For more information about Gordmans, visit www.gordmans.com.

 About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data's Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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